UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 30, 2026

INTUIT INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-21180	77-0034661
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 Coast Avenue, Mountain View, CA 94043
(Address of principal executive offices, including zip code)
(650) 944-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, $0.01 par value	INTU	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
Revolving Credit Facility
On January 30, 2026, Intuit Inc., a Delaware corporation (the “Company”), entered into a Credit Agreement (the “Credit Agreement”) with the lenders party thereto (collectively, the “Lenders”), and JPMorgan Chase Bank, N.A., as administrative agent (the “Agent”), which provides for a $5.8 billion unsecured short-term revolving credit facility that is scheduled to mature on March 31, 2026.
Amounts borrowed under the Credit Agreement may only be used for the Company’s early tax refund offering. This offering enables the Company to provide eligible customers access to their federal tax refunds up to five days before IRS settlement. The Company provides these funds to customers only after the IRS confirms and initiates the approved refund payment from the U.S. Department of Treasury to a Company-controlled account. The credit facility provided under the Credit Agreement is available in addition to the Company’s commercial paper program and the Company’s existing credit agreement dated as of January 9, 2026.
Subject to the terms and conditions of the Credit Agreement, the Company may borrow, repay and reborrow revolving loans at any time during the term of the facility. Voluntary prepayments of loans and voluntary reductions of unused commitments under the Credit Agreement are permissible without penalty (other than customary interest breakage charges).
Borrowings under the Credit Agreement will bear interest at a rate based on the secured overnight financing (“SOFR”) or a base rate, at the Company’s election, plus an applicable margin of 0.875% per annum in the case of SOFR borrowing and 0.000% per annum in the case of base rate borrowings. In addition, the Credit Agreement requires the Company to pay a commitment fee at a rate of 0.07% per annum on the daily unused amount of the commitments under the facility.
The Credit Agreement contains customary representations and warranties, affirmative and negative covenants, including a requirement for the Company to maintain a maximum consolidated leverage ratio, and events of default.
At this time, the Company has not borrowed any funds under the Credit Agreement.
The Agent, the Lenders, and their respective affiliates may have various relationships with the Company and its affiliates in the ordinary course of business involving the provision of financial services, including cash management, commercial banking, investment banking or other services.
The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement attached hereto as Exhibit 10.01 and incorporated herein by reference.
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

10.01	Revolving Credit Agreement, dated as of January 30, 2026, by and among Intuit Inc., the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 30, 2026	INTUIT INC.

		By:	/s/ Sandeep S. Aujla
Sandeep S. Aujla
Executive Vice President and Chief Financial Officer